UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2019 (June 26, 2019)

WageWorks, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35232	94-3351864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Park Place, 4th Floor

San Mateo, California

94403

(Address of Principal Executive Offices, and Zip Code)

(650) 577-5200

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	WAGE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 26, 2019, WageWorks, Inc., a Delaware corporation (the “Company” or “WageWorks”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HealthEquity, Inc., a Delaware corporation (“HealthEquity”), and Pacific Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of HealthEquity (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into WageWorks (the “Merger”), with WageWorks surviving the Merger and becoming a wholly owned subsidiary of HealthEquity.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of WageWorks common stock (other than shares (i) owned in treasury by WageWorks, (ii) owned by HealthEquity, Merger Sub or any other direct or indirect wholly owned subsidiary of HealthEquity, and (iii) held by WageWorks stockholders who perfect their appraisal rights with respect to the Merger) will be cancelled and automatically converted into the right to receive $51.35 in cash, without interest (the “Merger Consideration”).

Under the Merger Agreement, at the effective time of the Merger, (x) each outstanding WageWorks stock option (whether vested or unvested) will be cancelled and, if the exercise price per share of such stock option is less than $51.35, will be exchanged for an amount of cash, without interest, equal to (1) the Merger Consideration less the applicable exercise price per share with respect to such stock option multiplied by (2) the number of shares covered by such stock option, (y) each outstanding award of WageWorks RSUs subject to only time-based vesting conditions (1) granted prior to June 26, 2019 will fully vest and be entitled to receive the Merger Consideration for each share covered by such award or (2) granted on or after June 26, 2019, will, as of the effective time of the Merger, be assumed by HealthEquity and converted automatically into an award of RSUs covering an adjusted (based on the ratio of the Merger Consideration to the volume weighted average price of a share of common stock of HealthEquity for the 20 trading days ending with the trading day immediately preceding the date of the closing of the Merger) number of shares of common stock of HealthEquity and will be subject to the same terms and conditions applicable to such RSUs immediately prior to the Effective Time, and (z) each outstanding award of WageWorks RSUs granted prior to June 26, 2019 and subject to performance-based vesting conditions (each, a “Performance Unit”) will (1) in the case of any Performance Unit for which the performance period is complete but for which the board of directors of WageWorks has not determined the achievement of the underlying performance goals, vest based on actual performance, (2) in the case of any Performance Unit for which the performance period is incomplete, vest based on target performance, and (3) in the case of any Performance Unit that does not vest in accordance with clause (1) or (2), be cancelled for no consideration. Each Performance Unit that vests according to the previous sentence will be cancelled in exchange for an amount of cash, without interest, equal to the Merger Consideration multiplied by the number of shares covered by such vested Performance Unit.

WageWorks has made customary representations, warranties and covenants in the Merger Agreement, including covenants not to, during the pendency of the Merger, solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Each of HealthEquity and Merger Sub also has made customary representations, warranties and covenants in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including adoption of the Merger Agreement by WageWorks’ stockholders and the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is not subject to any financing condition.

The Merger Agreement contains certain customary termination rights for HealthEquity and WageWorks, including a right to terminate the Merger Agreement if the Merger is not completed by December 26, 2019, unless otherwise extended pursuant to the terms of the Merger Agreement. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, WageWorks will be obligated to pay HealthEquity a termination fee of $69,656,872.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about WageWorks, HealthEquity or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and investors should not rely on them as statements of fact.

Financing of the Merger

HealthEquity has secured committed financing, consisting of debt financing from Wells Fargo Bank, National Association, the aggregate proceeds of which, when taken together with unrestricted cash on WageWorks’ balance sheet, will be sufficient for HealthEquity and Merger Sub to pay the aggregate merger consideration and all related fees and expenses and repay certain outstanding indebtedness of WageWorks and its subsidiaries. HealthEquity has committed to use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter entered into in connection with the Merger Agreement on June 26, 2019. The consummation of the Merger is not subject to the availability of any such financing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2019, the board of directors of WageWorks approved an amendment to the Amended and Restated Bylaws of WageWorks (the “Bylaws Amendment”), which became effective immediately. The Bylaws Amendment added a new Article XI that designates the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware) as the sole and exclusive forum for certain legal action, unless the Company consents in writing to the selection of an alternative forum. The foregoing description of the Bylaws Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Bylaws of WageWorks, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving WageWorks and HealthEquity. In connection with the proposed transaction, WageWorks intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, WageWorks will mail the definitive proxy statement and a proxy card to each stockholder of WageWorks entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that WageWorks may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF WAGEWORKS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT WAGEWORKS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WAGEWORKS AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by WageWorks with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at WageWorks’ website (http://www.wageworks.com) or by contacting WageWorks’ Investor Relations at ir@WageWorks.com.

Participants in the Solicitation

WageWorks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from WageWorks’ stockholders with respect to the proposed transaction. Information about WageWorks’ directors and executive officers and their ownership of WageWorks’ common stock is set forth in WageWorks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on May 30, 2019. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which WageWorks refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent WageWorks’ current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of WageWorks for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect WageWorks’ business and the price of the common stock of WageWorks, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of WageWorks and the receipt of certain required regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on WageWorks’ business relationships, operating results and business generally, (v) the risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) the risks related to diverting management’s attention from WageWorks’ ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against WageWorks related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in WageWorks’ filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, WageWorks does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 26, 2019, by and among HealthEquity, Inc., Pacific Merger Sub Inc. and WageWorks, Inc.*

3.1	Amended and Restated Bylaws of WageWorks.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

By:	/s/ Ismail Dawood
Ismail Dawood Chief Financial Officer

Dated: June 27, 2019